EXHIBIT 10.3.1
DEFERRED BONUS COMPENSATION PLAN
FOR
EMPLOYERS MUTUAL CASUALTY COMPANY
AND
SUBSIDIARY AND AFFILIATED COMPANIES

1.      Purpose of the Plan.  Employers Mutual Casualty Company and some of its subsidiary and affiliated companies have established bonus compensation programs for certain executives and branch managers.  The purpose of this Plan is to benefit each participating Company by providing an option to key employees with respect to deferral of certain bonus income until retirement.  This Plan will aid each participating Company in retaining its present management and, should circumstances require it, to attract additions to management.  Unless otherwise stated, references hereinafter to “Company” and to “Board” or “Board of Directors” shall refer separately to each participating Company which has adopted this Plan and separately to each Board of Directors of each such participating Company.

2.      Administration of the Plan.  Subject to the provisions of this Plan, each Board shall have exclusive power to decide whether to permit its employees who are eligible for any bonus program maintained by the Company to participate in this Plan.  If any Board desires to participate in this Plan, it shall adopt a resolution adopting this Plan with respect to any bonus plan it maintains for key employees, specifying in the resolution the specific bonus plan or plans that are eligible to participate in this Plan.  The Board of Directors of Employers Mutual Casualty Company shall have authority and responsibility to amend, revise, terminate and interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determination that it believes necessary or advisable for administration of the Plan.

3.      Participation.  Individual participants in the Plan shall be those individuals who are participants under a participating company’s bonus income plan that has been designated by that participating company for participation in this Plan.  Prior to December 31 of each Plan year, each eligible participant, if he or she wishes to defer all or any part of the bonus that would be paid to the participant in the following Plan Year with respect to performance in the Plan Year, shall file an election designating that portion (expressed as a percentage) of his or her bonus that otherwise would have been paid in the following Plan Year with respect to performance in the Plan Year in which the election is made; provided however, in no event shall amounts of less than $500.00 be deferred.  Once an election is made for a Plan Year, it may not be later revoked except upon approval of the Board of Directors of the participating Company.

4.      Crediting of Deferred Compensation.  Each bonus deferred by a participant shall be credited to an account maintained for such participant.  Amounts shall be credited to the account of the participant on the date that the deferred bonus would have otherwise been paid in cash to the participant by the participating company.  Deferred amounts that are credited to the account of the participant shall be credited with interest compounded annually based upon the effective yield for the most recent issue of ten year U.S. Treasury notes as quoted in the Wall Street Journal or a similar publication on the day the deferred compensation is credited to the account of the participant.  Upon the expiration of ten years from the date of crediting, the account of the participant with respect to any deferred compensation, the amount in the account with respect to such deferred compensation shall be credited with interest from that day forward based upon the effective yield on the most recent issue of ten year U.S. Treasury notes as quoted in the Wall Street Journal or a similar publication on such date, with interest recalculated for each subsequent ten year period in a like manner.

5.      Limitations on Obligations of the Company.  The deferred compensation obligation of each participating Company, with respect to any Participant, shall, at all times, be unsecured and payments to be made with respect to any deferred compensation obligation under this Plan shall be paid out of the general operating revenue of the Company.

6.      Conditions on Right to Payment of Deferred Compensation.  A participant shall not be entitled to payment of any deferred compensation until he or she reaches retirement age (including early retirement age if he or she is eligible and takes early retirement) as defined in the participating Company’s retirement plan, or upon death or permanent disability, whichever occurs first.  Upon Board approval, payment may be made to a Participant prior to retirement or early retirement in the event employment terminates prior to the time the participant is eligible for retirement or early retirement under the Company’s pension plan.

7.      Form and Timing of Payment.  At the election of the Board, upon consulting with the Participant, payments of deferred compensation shall be made in lump sum or in equal annual installments over a period of time not to exceed the life expectancy of the Participant, or the joint life expectancy of the Participant and his or her spouse, if married.  Payment may commence upon retirement, early retirement, permanent disability or death, either during the Plan Year of separation or the Plan Year following separation.  Upon Board approval, Participants involuntarily terminated from employment may receive payments during the first 90 days following termination.

Installment payments shall be made within 15 days following the first day of the Plan Year in which payment is to be made.  If payment is to be made in a lump sum, such payment shall be made within 15 days following the first day of the Plan Year in which payment is to be made.

In the event of the death of the Participant occurring either before the commencement of payment or before the full balance of the Participant’s account has been paid, the unpaid balance of deferred compensation shall be paid in a lump sum to the Participant’s designated beneficiary, or in the absence of such designation, by will or by the laws of descent and distribution of the state of residency of the Participant at the time of his or her death.  In all cases, payment shall be made within 30 days following date of death.  Interest earned through the date of payment shall be credited to the Participant’s account.

8.      Effective Date.  This Plan sets forth the policy with respect to deferral of bonus compensation as adopted by the Board of Directors of Employers Mutual Casualty Company.  This Plan as to Employers Mutual Casualty Company is effective as of November 1, 1985.  This Plan, as to each other company that is an affiliate or subsidiary of Employers Mutual Casualty Company, shall become effective on the date adopted by such Company.  “Plan Year” means a calendar year January 1 through December 31.  The first Plan Year shall be the year beginning January 1, 1985.

9.      Amendment and Termination.  The Board of Directors of any participating Company may at any time terminate this Plan as to its participation.  The Plan may be amended at any time by the Board of Directors of Employers Mutual Casualty Company.  No such action shall adversely affect any right or obligation with respect to any deferred compensation and interest credited thereto previously granted to a participant.

10.    Employment Rights.  Neither the adoption of the Plan nor any of its provisions shall confer upon any participant any right to continued employment with Company or affect in any way the right of the Company to terminate the employment of a participant at any time.

DEFERRED COMPENSATION PLAN
FOR
BOARD OF DIRECTORS
OF
EMC INSURANCE GROUP INC.

1.      Purpose of the Plan.  EMC Insurance Group Inc. ("EMC, Inc.") pays annual retainer and/or per meeting board and committee fees to members of its Board of Directors who are not employees.  The purpose of this Plan is to aid EMC in attracting and retaining qualified and experienced individuals to serve on the Board of Directors of EMC, Inc.  Unless otherwise stated, references hereinafter to "Board" or "Board of Directors" shall refer to the Board of Directors of EMC, Inc.

2.      Administration of the Plan.  The Board of Directors shall have authority and responsibility to amend, revise, terminate and interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determination that it believes necessary or advisable for administration of the Plan.  The Secretary of EMC Inc. shall maintain the records and accounts for the Plan.

3.      Participation.  With respect to each Plan Year, each person who is or will be a member of the Board for that Plan Year and who is not an employee of EMC, Inc. or its subsidiaries or affiliate corporations for that Plan Year shall be eligible to participate in the Plan.  Prior to January 1 of each Plan Year a participant shall file a written election with the Secretary of EMC, Inc. designating that portion (expressed as a percentage) of his or her director fees for the coming Plan Year (including annual retainer fee, if any, and board and committee meeting fees) that he or she elects to defer.

4.      Crediting of Deferred Compensation.  For any fees deferred by a Director, the deferred amount shall be credited to an account maintained for such Director.  Deferred amounts shall be credited to the account of the Director on the date that the amount of deferred fee would have otherwise been paid in cash by EMC, Inc. to the Director.  Deferred amounts credited to the account of the Director shall be credited with interest compounded annually based upon the effective yield for the most recent issue of ten year U.S. Treasury Notes as quoted in the Wall Street Journal or a similar publication on the day the deferred amounts are credited to the account of the Director.  Upon the expiration of ten years from the date of crediting the account of the Director with respect to deferred amounts, the amount in the account with respect to such deferred amount shall be credited with interest from that day forward based upon the effective yield on the most recent issue of ten year U.S. Treasury Notes as quoted in the Wall Street Journal or a similar publication on such date, with interest recalculated for each following ten year period in a like manner.

5.      Limitations on Obligations of the Company.  The deferred compensation obligation of EMC, Inc. with respect to any Director shall at all times be unsecured and payments to be made with respect to any deferred compensation obligation under this Plan shall be paid out of the general operating revenue of EMC, Inc.

6.      Conditions on Right to Payment of Deferred Compensation.  A Director shall not be entitled to payment of any deferred director fees until the time elected by the Director as set forth on the written election form filed with the Secretary of EMC. Inc., or until his or her death or permanent disability, whichever occurs first.  The Director may elect to receive deferred fees and accumulated interest either in a lump sum payment, or in substantially equal annual installments over a period of time not to exceed the life expectancy of the Director at the time payments are to commence.  Once an election is filed, it shall not be changed with respect to the accounts involved except by approval of the Board of Directors of EMC. Inc.

Installment payments shall be made within 15 days following the first day of the Plan Year in which payment is to be made.  If payment is to be made in a lump sum, such payment shall be made within 15 days following the first day of the Plan Year in which payment is to be made.

In the event of the death of the Director occurring either before the commencement of payment or before the full balance of the Director's account has been paid, the unpaid balance of deferred compensation shall be paid in a lump sum to the Director's designated beneficiary, or in the absence of such designation, by will or by the laws of descent and distribution of the state of residency of the Director at the time of his or her death.  In all cases, payment shall be made within 30 days following date of death.  Interest earned through the date of payment shall be credited to the Director's account.

7.      Effective Date.  This Plan sets forth the policy with respect to deferral of director fees as adopted by the Board of Directors of EMC Insurance Group Inc.  This Plan is effective as of January 1, 1987.  "Plan Year" means a calendar year January 1 through December 31.  The first Plan Year shall be the year beginning January 1, 1987.

8.      Amendment and Termination.  The Plan may be amended at any time by the Board of Directors of EMC Insurance Group, Inc.  No such action shall adversely affect any right or obligation with respect to any deferred compensation and interest credited thereto previously granted to a Director.